UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 31, 2025

HEARTLAND FINANCIAL USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15393	42-1405748
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1800 Larimer Street, Suite 1800 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 285-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion on January 31, 2025 (such date, the “Closing Date”) of the previously announced transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among UMB Financial Corporation, a Missouri corporation (“UMB”), Heartland Financial USA, Inc., a Delaware corporation (“HTLF”), and Blue Sky Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of UMB (“Merger Sub”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into HTLF (the “Merger”), with HTLF surviving the Merger as a wholly owned subsidiary of UMB (the “Surviving Entity”). Immediately following the effective time of the Merger (the “Effective Time”), and as part of a single, integrated transaction, the Surviving Entity merged with and into UMB (the “Second Merger”, and, together with the Merger, the “Mergers”), with UMB surviving the Second Merger. On the day immediately following the closing date of the Mergers, HTLF’s wholly owned banking subsidiary, HTLF Bank, merged with and into UMB’s wholly owned banking subsidiary, UMB Bank, National Association (the “Bank Merger”), with UMB Bank, National Association continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the Effective Time, (i) each share of common stock, par value $1.00 per share, of HTLF (“HTLF Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by UMB or HTLF, was converted into the right to receive 0.55 shares (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, $1.00 par value, of UMB (“UMB Common Stock”), (ii) each share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share, of HTLF (the “HTLF Preferred Stock”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive one share of newly created 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, of UMB (the “UMB Preferred Stock”) and (iii) each outstanding HTLF depositary share representing a 1/400th interest in a share of HTLF Preferred Stock was converted into the right to receive one UMB depositary share representing a 1/400th interest in a share of UMB Preferred Stock. Each holder of HTLF Common Stock and HTLF Preferred Stock (and depositary shares in respect thereof) converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UMB Common Stock and UMB Preferred Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to HTLF Common Stock was treated as follows:

Restricted Stock Units: Each time-vesting restricted stock unit award of HTLF (each, a “HTLF RSU Award”) that was vested or held by a former service provider or a non-employee director became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration. Each other HTLF RSU Award was assumed by UMB and converted into a restricted stock unit award with respect to a number of shares of UMB Common Stock determined by multiplying the number of shares of HTLF Common Stock subject to the HTLF RSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed RSU Award”). Each Assumed RSU Award continues to have, and is subject to, the same terms and conditions as applied to the corresponding HTLF RSU Award immediately prior to the Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a Qualified Termination (as defined in the Merger Agreement) of the holder’s employment following the Mergers).

Performance-Based Restricted Stock Units: Each performance-vesting restricted stock unit award of HTLF (each, a “HTLF PSU Award”) held by a former service provider became fully vested based on target performance and was cancelled and converted automatically into the right to receive the Merger Consideration. Each other HTLF PSU Award was assumed by UMB and converted (based on target performance) into a time-vesting restricted stock unit award with respect to a number of shares of UMB Common Stock determined by multiplying the number of shares of HTLF Common Stock subject to the HTLF PSU Award immediately prior to the Effective Time by the Exchange Ratio (each, an “Assumed PSU Award”). Each Assumed PSU Award continues to have, and is subject to, the same terms and conditions as applied to the corresponding HTLF PSU Award (other than performance-based vesting conditions) immediately prior to the Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a Qualified Termination of the holder’s employment following the Mergers).

Stock Options: Each stock option to purchase HTLF Common Stock (each, a “HTLF Option”) that was vested or held by a former service provider became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration, reduced by a number of shares required to satisfy the applicable exercise price. Each HTLF Option for which the applicable per share exercise price exceeded the closing price of a share of HTLF Common Stock on the Closing Date was cancelled as of the Effective Time for no consideration. Each HTLF Option that was unvested and held by an active service provider was assumed by UMB and converted into a stock option to purchase a number of shares of UMB Common Stock determined by multiplying the number of shares of HTLF Common Stock subject to the HTLF Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price determined by dividing the exercise price of the HTLF Option immediately prior to the Effective Time by the Exchange Ratio (each an “Assumed Option”). Each Assumed Option continues to have, and is subject to, the same terms and conditions as applied to the corresponding HTLF Option immediately prior to the Effective Time (including the requirement to perform continued services to satisfy applicable time-based vesting conditions, subject to any accelerated vesting on a Qualified Termination of the holder’s employment following the Mergers).

The foregoing description of the Mergers, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Mergers was approximately 23 million shares of UMB Common Stock. The issuance of shares of UMB Common Stock in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-280190) filed by UMB with the Securities and Exchange Commission (the “SEC”) and declared effective on July 5, 2024 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 31, 2025, the NASDAQ was notified that the Mergers would be effective as of January 31, 2025, and it was requested that the NASDAQ (1) suspend trading of HTLF Common Stock and HTLF Preferred Stock, (2) withdraw HTLF Common Stock and HTLF Preferred Stock from listing on the NASDAQ, in each case, prior to the open of trading on February 3, 2025, and (3) file with the SEC a notification of delisting of HTLF Common Stock and HTLF Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, HTLF Common Stock and HTLF Depositary Shares will no longer be listed on the NASDAQ.

In furtherance of the foregoing, UMB, as successor to HTLF, intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of HTLF Common Stock and HTLF Depositary Shares, in each case, under Section 12(g) of the Exchange Act, and the corresponding immediate suspension of HTLF’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to HTLF since it no longer as a result of the Mergers exists as a separate legal entity.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modifications to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each holder of HTLF Common Stock, HTLF Preferred Stock or HTLF Depositary Shares immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, HTLF was merged with and into Merger Sub, with HTLF surviving the Merger as a wholly owned subsidiary of UMB. Immediately following the Effective Time, and as part of a single, integrated transaction, HTLF merged with and into UMB, with UMB continuing as the surviving corporation.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, HTLF’s directors and executive officers ceased serving as directors and executive officers of HTLF.

In addition, as of the Effective Time and in accordance with the Merger Agreement, the following individuals, each of whom was a member of the board of directors of HTLF immediately prior to the Effective Time, were appointed to the board of directors of UMB: John Schmidt, Brad Henderson, Jennifer Hopkins, Margaret Lazo and Susan Murphy.

Item 5.03.	Amendments to Articles of Incorporation.

At the effective time of the Second Merger, the Amended and Restated Certificate of Incorporation of HTLF and the bylaws of HTLF ceased to be in effect by operation of law and the organizational documents of UMB (as successor to HTLF by operation of law) remained the Restated Articles of Incorporation of UMB and the Bylaws of UMB, in each case as in effect as of immediately prior to the effective time of the Second Merger and reflective of the amendments made as of the Effective Time pursuant to the Merger Agreement. Copies of the Restated Articles of Incorporation of UMB, the amendment thereto to increase the number of authorized shares of UMB Common Stock, the certification of designation establishing the terms of the UMB Preferred Stock and the Bylaws of UMB are filed as Exhibits 3.1, 3.2, 3.3 and 3.4 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 28, 2024, by and among Heartland Financial USA, Inc., UMB Financial Corporation and Blue Sky Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to HTLF’s Form 8-K, filed with the SEC on April 29, 2024).*

3.1	Restated Articles of Incorporation of UMB, dated as of April 25, 2006 (incorporated by reference to Exhibit 3.1 to UMB’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2006).

3.2	Amendment to the Articles of Incorporation of UMB, dated as of January 31, 2025 (incorporated by reference to Exhibit 3.1 to UMB’s Form 8-K, filed with the SEC on February 3, 2025).

3.3	Certificate of Designation for UMB Preferred Stock, dated as of January 31, 2025 (incorporated by reference to Exhibit 3.2 to UMB’s Form 8-K, filed with the SEC on February 3, 2025).

3.4	Bylaws of UMB, dated as of April 13, 2023 (incorporated by reference to Exhibit 3.1 of UMB’s Current Report on Form 8-K, filed with the SEC on April 13, 2023).

104	Cover Page Interactive Data File (formatted as inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION, As successor by merger to Heartland Financial USA, Inc.

By:	/s/ Ram Shankar
Name:	Ram Shankar
Title:	Chief Financial Officer

Date: February 3, 2025